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                                                                    EXHIBIT 21.1
SUBSIDIARIES (JURISDICTION)

DRESSER, INC. (DELAWARE)
CONTROL SEAL BV (NETHERLANDS)
D S CONTROLS (RUSSIA)
DEG ITALIA S.P.A. (ITALY)
DI BELGIUM S.P.R.L. (BELGIUM)
DI CANADA, INC. (CANADA)
DI FRANCE S.A.S.
DI ITALY S.R.L. (ITALY)
DI LUXEMBOURG S.A.R.L. (LUXEMBOURG)
DI NETHERLANDS B.V. (NETHERLANDS)
DI NIGERIA LIMITED (NIGERIA)
DI SWEDEN AB (SWEDEN)
DI U.K. LIMITED (UNITED KINGDOM)
DI VENEZUELA S.R.L. (VENEZUELA)
DRESSER AL-RUSHAID VALVE & INSTRUMENT COMPANY, LTD(1) (SAUDI ARABIA) DRESSER ENTECH, INC. (DELAWARE)
DRESSER EUROPE EGYPT L.L.C.
DRESSER EUROPE GMBH (GERMANY)
DRESSER EUROPE HOLDING GMBH (GERMANY)
DRESSER EUROPE S.P.R.L. (BELGIUM)
DRESSER EUROPE S.P.R.L. DANISH BRANCH
DRESSER EUROPE S.P.R.L. EGYPT BRANCH
DRESSER EUROPE S.P.R.L. SPANISH BRANCH
DRESSER EUROPE S.P.R.L. SWISS BRANCH
DRESSER FINLAND OY (FINLAND)
DRESSER, INC. CHINA REP OFFICE
DRESSER INDUSTRIA E COMERCIO LTDA. (BRAZIL)
DRESSER INDUSTRIAL PRODUCTS B.V. (NETHERLANDS)
DRESSER INSTRUMENT S.A. DE C.V. (MEXICO)
DRESSER INTERNATIONAL, INC.  (DELAWARE)
DRESSER INTERNATIONAL, INC. DUBAI BRANCH (UAE)
DRESSER INTERNATIONAL, INC. SOUTH AFRICAN BRANCH
DRESSER ITALIA S.R.L. (ITALY)
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DRESSER JAPAN LTD. (JAPAN)
DRESSER KOREA INC. (KOREA)
DRESSER LATVIA LIMITED(1) (LATVIA)
DRESSER-NAGANO INC. (DELAWARE)
DRESSER NETHERLANDS B.V. (NETHERLANDS)
DRESSER POLSKA SP. Z.O.O. (POLAND)
DRESSER PRODUITS INDUSTRIELS S.A.S. (FRANCE)
DRESSER RE, INC. (DELAWARE)
DRESSER RUSSIA, INC. (DELAWARE)
DRESSER SINGAPORE PTE. LTD (SINGAPORE)
DRESSER TANKANLAGEN GMBH & CO. SERVICE KG (GERMANY)
DRESSER TANKANLAGEN VERWALTUNG GMBH (GERMANY)
DRESSER VALVE DE MEXICO S.A. DE C.V. (MEXICO)
DRESSER VALVE INDIA PTE. LTD.(1) (INDIA)
DRESSER VALVES EUROPE GMBH (GERMANY)
DRESSER WAYNE AB (SWEDEN)
DRESSER WAYNE AB NORWEGIAN BRANCH
EBRO ELECTRONIC GMBH & CO. KG (GERMANY)
ENTECH DEUTSCHLAND GMBH (GERMANY)
ENTECH INDUSTRIES UK LIMITED (UNITED KINGDOM)
ENTECH INTERNATIONAL B.V. (NETHERLANDS)
ENTECH UK HOLDING (UNITED KINGDOM)
EUROPEAN ENTECH INDUSTRIES B.V. (NETHERLANDS)
FERLA BV (NETHERLANDS)
FIRSA INTERNATIONAL LTD (UNITED KINGDOM)
FORGED STEEL VALVES LTD (UNITED KINGDOM)
GAZDMD AVTOMATIKA (RUSSIA)
INTERNATIONAL VALVES LIMITED (UNITED KINGDOM)
L.T. ENGINEERING B.V. (NETHERLANDS)
LVF HOLDING CORPORATION (DELAWARE)
LVF HOLDING SRL (ITALY)
LVF SPA (ITALY)
MANUFACTURAS PETROLEROS VENEZOLANOS S.A. (VENEZUELA)
MASONEILAN S.A. (SPAIN)
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NIIGATA MASONEILAN COMPANY LIMITED COMPANY, LTD (JAPAN)
PENAGA GROVE SDN. BHD. (MALAYSIA)
RING-O-VALVE, INC. (TEXAS)
RING-O-VALVE INTERNATIONAL B.V. (NETHERLANDS)
RING-O-VALVE NORG (NORWAY)
RING-O-VALVE SERVICES (ITALY)
RING-O-VALVE, SRL (ITALY)
SABER TECHNOLOGIES, LLC (TEXAS)
TOLBOOM VALVE SUPPLY B.V. (NETHERLANDS)